SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 9, 2003
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

Item 9. Regulation FD Disclosure.
Item 7. Exhibits.
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 9. Regulation FD Disclosure.

     On April 9, 2003, Terayon Communication Systems, Inc. (Company) announced in a press release that it would be announcing its first quarter results on April 29, 2003. The press release is attached hereto as Exhibit 99.1.

     On April 11, 2003, the Company announced in a press release that two models of its TJ715 modem had been certified by the Cable Television Laboratories, Inc. as DOCSIS 2.0. The press release is attached hereto as Exhibit 99.2.

Item 7. Exhibits.

99.1	Press Release, dated April 9, 2003, entitled Terayon Announces First Quarter 2003 Reporting Date.
99.2	Press Release, dated April 11, 2003, entitled Terayon Cable Modems Earn DOCSIS® 2.0 Certification.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Zaki Rakib

Zaki Rakib
Chief Executive Officer

Date: April 17, 2003

INDEX OF EXHIBITS

99.1	Press Release, dated April 9, 2003, entitled Terayon Announces First Quarter 2003 Reporting Date.
99.2	Press Release, dated April 11, 2003, entitled Terayon Cable Modems Earn DOCSIS® 2.0 Certification.